UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 17, 2025
Date of Report (date of earliest event reported)

OPGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300
Clarksburg, MD 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on August 22, 2024, OpGen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AEI Capital Ltd. (the “Purchaser”), pursuant to which the Company had the right, in its discretion, to sell to the Purchaser, at any time prior to September 30, 2024, shares of common stock, par value $0.01 per share (the “Shares”), of the Company having an aggregate value of up to $3.0 million (the “Financing”). On October 3, 2024, the Company and the Purchaser entered into a First Amendment to the Purchase Agreement (the “First Amendment”). The First Amendment amended the Purchase Agreement by: (1) granting the Company the right to sell two additional tranches of common stock to the Purchaser of $3.0 million each, for an aggregate amount of $9.0 million under the Purchase Agreement; and (2) extending the Company’s ability to sell shares of common stock to the Purchaser under the Purchase Agreement until December 31, 2025. On December 17, 2025, the Company and the Purchaser entered into a Supplemental Letter to the Purchase Agreement (the “Supplemental Letter”), which amended the Purchase Agreement by extending the Company’s ability to sell shares of common stock to the Purchaser until December 31, 2026.

The foregoing description of the Supplemental Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The shares of common stock of the Company that may be sold under the Purchase Agreement, as amended, will be sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulations D and S promulgated thereunder as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, David Lazar notified the Company of his resignation as President of the Company effective as of January 8, 2026. Mr. Lazar’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Supplemental Letter, dated December 17, 2025, by and between AEI Capital Ltd. and OpGen, Inc. relating to Securities Purchase Agreement, dated August 22, 2024, and First Amendment thereto, dated October 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 23, 2025	OpGen, Inc.

	By:	/s/ Christian-Laurent Benoit Bonte
		Name:	Christian-Laurent Benoit Bonte
		Title:	Chief Executive Officer

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